UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CAPTARIS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

CALCULATION OF FILING FEE

Title of each class of securities to which transaction applies:

Aggregate number of securities to which transaction applies:

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(4)	Date Filed:

[The following letter was sent by Captaris, Inc. to its shareholders of record as of March 7, 2005.]

SUPPLEMENT TO PROXY STATEMENT OF CAPTARIS, INC., DATED APRIL 14, 2005,

FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 12, 2005

Dear Captaris Shareholder:

We previously sent you a notice and definitive proxy statement (the “Proxy Statement”) relating to our 2005 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 9:00 a.m., local time, on Thursday, May 12, 2005 at our principal executive offices located at 10885 NE 4th Street, Bellevue, WA 98004. The Proxy Statement and accompanying proxy card were mailed on April 14, 2005 to shareholders of record at the close business on the record date for the Annual Meeting, March 7, 2005. This letter is being mailed to shareholders on or about April 26, 2005.

The Proxy Statement includes a proposal to ratify, on an advisory basis, the appointment of Deloitte & Touche LLP (“D&T”) as our independent registered public accounting firm for 2005. However, on April 13, 2005, D&T informed the Chair of our Audit Committee that it has declined to stand for re-appointment as our independent registered public accounting firm for the fiscal year ending December 31, 2005. We were not advised of D&T’s decision in time to stop the mailing of our Proxy Statement in order to withdraw the ratification proposal. This letter is to inform you that, in light of D&T’s decision, the Board of Directors of Captaris is withdrawing its proposal to ratify the appointment of D&T as our independent registered public accounting firm for 2005. Accordingly, a vote will not be held on the proposal at the Annual Meeting and you may disregard the proposal in the Proxy Statement and accompanying proxy card that has previously been mailed to you.

D&T continues to be engaged to provide its attestation report regarding our internal control over financial reporting, which we intend to file in an amendment to our 2004 Annual Report on Form 10-K on or before April 29, 2005, and to review of our interim unaudited financial statements as of and for the three months ended March 31, 2005. Representatives of D&T are not expected to be present at the Annual Meeting.

The Audit Committee of our Board of Directors has initiated a search for D&T’s replacement with the expectation of retaining a new independent registered public accounting firm prior to filing our Form 10-Q for the quarter ended June 30, 2005. We will report the engagement of a successor independent registered public accounting firm in a Current Report on Form 8-K.

The reports of D&T on our consolidated financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2003 and 2004 and through to the date of this letter, there have been no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

During the fiscal years ended December 31, 2003 and 2004 and through the date of this letter, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except as follows:

1. In connection with D&T’s audit of our financial statements for the fiscal year ended December 31, 2003, D&T formally advised our management and Audit Committee of certain deficiencies in the design or operation of our internal control over financial reporting that constituted a material weakness. These deficiencies included the design of controls and processes surrounding timely reconciliation of accounts and supervision and monitoring of staff who have significant roles in internal control over financial reporting.

2. In October 2004, D&T formally advised our management and Audit Committee that we had material weaknesses in our internal control over financial reporting related to the design of controls surrounding the recording of revenues for sales denominated in foreign currencies, royalty revenues and sales commissions, and change control processes surrounding critical electronic financial systems.

3. In our 2004 Annual Report on Form 10-K that was filed on March 31, 2005 (the “Form 10-K”), we reported that our management has concluded that we have material weaknesses in our internal control over financial reporting as of December 31, 2004, which are described in the Form 10-K. As a result, management will conclude in their annual report on our internal control over financial reporting, which we intend to file in an amendment to the Form 10-K on or before April 29, 2005, that our internal control over financial reporting was not effective as of December 31, 2004. In addition, we believe that D&T will issue an adverse opinion with respect to the effectiveness of our internal control over financial reporting as of December 31, 2004.

Both our management and our Audit Committee have discussed with D&T these material weaknesses and we have authorized D&T to respond fully to the inquiries of the successor independent registered public accounting firm concerning these matters.

We provided D&T with a copy of the foregoing disclosures. We filed a copy of a letter from D&T to the SEC, dated April 19, 2005, confirming its agreement with such disclosures with our Current Report on Form 8-K regarding this matter that we filed with the SEC on April 19, 2005.

We are committed to remediating the material weaknesses in our internal control over financial reporting. In the Form 10-K, we describe the steps taken or to be taken to address these matters.

If you have already returned your proxy card, your vote with respect to the proposal to ratify the appointment of D&T as our independent registered public accounting firm will have no effect. However, the proxy will be voted as directed with respect to the proposal regarding the election of directors (or, if no direction is indicated, will be voted “FOR” the election of the nominees described in the Proxy Statement). You may revoke your proxy at any time before it is exercised in the manner described on page 1 of the Proxy Statement.

If you have not yet returned your proxy card, you are urged to mark (with respect to the proposal regarding the election of directors), sign, date and return the proxy card as promptly as possible, even if you plan to attend the Annual Meeting. A return envelope, which requires no postage if mailed in the United States, was enclosed with the Proxy Statement for this purpose. You may attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

By order of the Board of Directors,

Peter Papano
Chief Financial Officer and Secretary

April 26, 2005

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